Exhibit 10.40

Execution version

DEALER MANAGERS AGREEMENT

November 5, 2010

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.,

As Dealer Managers,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

Aeroflex Incorporated, a Delaware corporation (the “Company”), plans to commence a tender offer (the “Tender Offer”) for certain of the Company’s outstanding 11.75% Senior Notes due 2015 (the “Securities”) such that the aggregate amount that the Company would be required to pay for the purchase of the Securities shall not exceed $187,250,000 (which amount is subject to change), upon the terms and subject to the conditions set forth in the tender offer materials (the “Offer Material”) which the Company has caused to be prepared and furnished to you on or prior to the date hereof for use in connection with the Tender Offer, including (a) the offer to purchase dated the date hereof (the “Offer to Purchase”), (b) the letter of transmittal to be used by holders to tender Securities (the “Letter of Transmittal”) and (c) any press releases or newspaper advertisements relating to the Tender Offer.  Any other offering materials and information relating to the Tender Offer that the Company or any of its affiliates may prepare or approve shall be called “Additional Material.”

The Tender Offer is being conducted in connection with the initial public offering and sale (the “IPO”) by Aeroflex Holding Corp., a Delaware corporation, of its common stock (the “Common Stock”), a portion of the proceeds from which will be contributed to the Company and used by the Company to (i) purchase and cancel a portion of the outstanding balance under its existing Senior Subordinated Unsecured Credit and Guaranty Agreement, dated as of September 21, 2007, among the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto, and Goldman Sachs Credit Partners L.P., as administrative agent, sole lead arranger, sole bookrunner and syndication agent, (ii) consummate the Tender Offer and (iii) pay related fees and expenses.  The consummation of the IPO will be a condition to the settlement of the Tender Offer.

1.  Appointment of Dealer Managers

The Company hereby appoints you as dealer managers in connection with the Tender Offer (the “Dealer Managers”) and authorizes you to act on its behalf in accordance with this agreement and the terms of the Offer Material and Additional Material.

The Company has prepared and approved the Offer Material and authorizes you and any other securities dealer or any commercial bank or trust company to use the Offer Material and Additional Material in connection with the solicitation of tenders.  You agree to furnish no written material to holders of Securities in connection with the Tender Offer other than the Offer Material and Additional Material.  It is understood that nothing in this agreement nor the nature of your services shall be deemed to create a fiduciary or agency relationship between you, on the one hand, and the Company, on the other hand.

2.  Mailing of Offer Material

The Company shall cause to be delivered to each registered holder of any Securities, to each participant in the Depository Trust Company (“DTC”) appearing in the most recent available DTC securities position listing as a holder of Securities and to each Non Objecting Beneficial Owner (“NOBO”) appearing in the most recent available NOBO list as an owner of Securities (each such registered holder, participant or owner, a “Registered or Beneficial Owner”), as soon as practicable, by hand, by overnight courier or by another means of expedited delivery, copies of the Offer to Purchase and other appropriate Offer Material and Additional Material.  Thereafter, to the extent practicable until the expiration of the Tender Offer, the Company shall use its best efforts to cause copies of such material to be mailed to each person who becomes a Registered or Beneficial Owner of Securities.

3.  Solicitation of Tenders

(a)                                  You agree to use your customary reasonable efforts to solicit tenders of Securities pursuant to the Tender Offer.  Neither you nor any of your affiliates, nor any partners, directors, officers, agents, employees or controlling persons (if any) of you or any of your affiliates, shall have any liability to the Company or any other person for any act or omission on the part of any securities broker or dealer (other than yourselves), commercial bank or trust company that solicits tenders, and neither you nor any of such persons or entities referred to above shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either your engagement or any matter referred to in this agreement except, as to each Dealer Manager, severally and not jointly, to the extent that such liability results from the gross negligence or bad faith of such Dealer Manager in performing the services that are the subject of this agreement. In soliciting tenders, no securities broker or dealer (other than yourselves), commercial bank or trust company shall be deemed to act as your agent or the agent of the Company, and you, as Dealer Managers, shall not be deemed the agent of any other securities broker or dealer or of any commercial bank or trust company.  Anything herein to the contrary notwithstanding, the obligations of you, as Dealer Managers, shall be several and not joint and no Dealer Manager shall be liable for any action or omission of the other Dealer Managers.

(b)                                 The Company agrees to furnish to you as many copies as you may reasonably request of the Offer Material and Additional Material in final form for use by you in connection with the Tender Offer.  The Company shall not amend or supplement the Offer Material, or prepare or approve any Additional Material for use in connection with the Tender Offer, without your consent, which consent shall not be unreasonably withheld.

(c)                                  The Company agrees to advise you promptly of (i) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify the Tender Offer, (ii) any proposal or requirement to amend or supplement the Offer Material or Additional Material or (iii) any other information relating to the Tender Offer which you may from time to time reasonably request.

(d)                                 The Company will not use or publish any material in connection with the Tender Offer, or refer to you in any such material, without your consent, which consent shall not be unreasonably withheld.  The Company will promptly inform you of any litigation or administrative action or claim with respect to the Tender Offer.

(e)                                  The Company agrees to furnish to you, to the extent the same is available to the Company, cards or lists or copies thereof showing the names and addresses of, and principal amount of Securities held by, the Registered or Beneficial Owners of Securities as of a recent date, and shall use its best efforts to advise you from day to day during the period of the Tender Offer as to any changes in identity of the Registered or Beneficial Owners of Securities.  You agree to use such information only in connection with the Tender Offer and not to furnish such information to any other person except in connection with the Tender Offer.

(f)                                    The Company shall arrange for the depositary named in the Letter of Transmittal orally to inform you during each business day during the Tender Offer (to be followed on a daily basis by written confirmation) as to the principal amount of Securities which have been tendered pursuant to the Tender Offer during the interval since its previous daily report to you under this provision, and the names and addresses of any registered holder tendering $50,000 or more aggregate principal amount of Securities.

4.  Compensation and Expenses

(a)                                  The Company shall pay to you in the aggregate, as compensation for your services as Dealer Managers, a fee of $2.50 for each $1,000 principal amount of Securities tendered pursuant to the Tender Offer, which shall be allocated between the Dealer Managers as set forth on Schedule 1 hereto.  Such fee shall be payable concurrently with the payment for Securities under the Tender Offer.

(b)                                 Whether or not any Securities are tendered pursuant to the Tender Offer, the Company shall pay all expenses of the preparation, printing, mailing and publishing of the Offer Material and Additional Material, all fees payable to securities dealers (including you), commercial banks, trust companies and nominees as reimbursement of their customary mailing and handling expenses incurred in forwarding the Offer Material and Additional Material to their customers, all fees and expenses of the depositary referred to above, the trustee under the indenture governing the Securities and any information agent, all advertising charges, any applicable transfer taxes payable in connection with the Tender Offer and all other expenses of the Company in connection with the Tender Offer.  The Company shall reimburse you for all of your reasonable and documented out-of-pocket expenses incurred by you in connection with your services under this agreement, including, without limitation, your reasonable internal expenses such as duplicating, telephone and facsimile and binding and the reasonable fees and the disbursements of one counsel acting for all of the Dealer Managers.

5.  Representations and Warranties by the Company

The Company represents and warrants to, and agrees with, you that:

(a)                                  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(b)                                 The Company has the requisite power and authority (corporate and otherwise) and has duly taken all necessary corporate action to authorize the making and consummation of the Tender Offer, the execution, delivery and performance of this agreement and the consummation of the transactions contemplated hereby; and this agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(c)                                  Neither the Company nor any of its subsidiaries have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offer to Purchase any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offer to Purchase; and, since the respective dates as of which information is given in the Offer to Purchase, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offer to Purchase.

(d)                                 The Offer Material and Additional Material comply and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the federal securities laws; and the Offer Material and Additional Material do not and (as amended or supplemented, if amended or supplemented) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(e)                                  The making and consummation of the Tender Offer, the execution, delivery and performance by the Company of this agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with, or result in the acceleration of any obligation under or in a breach of, or constitute a default under, any of the provisions of any indenture, agreement or undertaking to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except as would not individually or in the aggregate have a material adverse effect on the business, prospects, condition (financial or otherwise), earnings or results of operations of the Company and its subsidiaries, taken as a whole, (ii) result in any violation of the Certificate of Incorporation or Bylaws, as amended, applicable to the Company or (iii) result in the violation of the provisions of any federal, state or local law, rule or regulation applicable to the Company, or any order applicable to the Company of any court or of any other governmental agency or instrumentality having jurisdiction over it or any of its property.

(f)                                    No consent, approval, authorization or order of, or registration, qualification or filing with, any court or regulatory authority or other governmental agency or instrumentality is required in connection with the making and consummation of the Tender Offer, the execution, delivery and performance of this agreement or the consummation of the transactions contemplated hereby.

(g)                                 Upon the issuance and sale of the Common Stock, the Company will have sufficient funds, and will have sufficient authority to use such funds under applicable law, to pay the full purchase price of the Securities that the Company may become committed to purchase pursuant to the Tender Offer and all related fees and expenses.

(h)                                 The Company agrees to pay promptly, in accordance with the terms and subject to the conditions of the Offer Material and Additional Material, the consideration for Securities validly tendered and not withdrawn and all related fees and expenses of the Tender Offer.

(i)                                     The Company has made appropriate arrangements with DTC to allow for the book-entry movement of tendered Securities between depository participants and the depositary referred to above.

6.  Conditions of Obligation

The obligation of each of you to act as Dealer Managers hereunder shall at all times be subject, in your individual discretion, to the conditions that:

(a)                                  All representations, warranties and other statements of the Company contained herein are now, and at all times during the Tender Offer will be, true and correct.

(b)                                 The Company at all times during the Tender Offer shall have performed all of its obligations hereunder theretofore required to have been performed.

(c)                                  No stop order, restraining order or injunction shall have been issued (and not subsequently stayed or vacated) by, and no proceeding, litigation or investigation shall have been initiated by or before, any agency, court or other governmental body with respect to the making or the consummation of the Tender Offer, which you, in good faith after consultation with your legal counsel and after consultation with the Company and its legal counsel, believe makes it inadvisable for you to continue to render services as Dealer Managers hereunder.

(d)                                 Schulte Roth & Zabel LLP, counsel to the Company, shall have furnished to you, as Dealer Managers, (a) concurrently with the execution of this agreement, their opinion and negative assurance letter dated the date of the commencement of the Tender Offer and (b) on the settlement date, their opinion and negative assurance letter dated as of the settlement date, in each case, substantially to the effect set forth in Exhibit A hereto.

7.  Indemnity and Survival of Certain Provisions

(a)                                  The Company agrees (i) to indemnify and hold each Dealer Manager harmless against any and all losses, damages, liabilities or claims (or actions in respect thereof) (A) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offer Material or any Additional Material or in any of the documents incorporated by reference therein or in any amendment or supplement to any of the foregoing, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) that arise out of or are based upon any breach by the Company of any representation or warranty or failure by the Company to comply with any obligation set forth herein or (C) that arise out of or are based upon a withdrawal, rescission, termination or modification of or a failure to make or consummate the Tender Offer; and (ii) to indemnify and hold each Dealer Manager harmless against any and all other losses, damages,  liabilities or claims (or actions in respect thereof) that otherwise arise out of or are based upon or asserted against it by any person, including stockholders of the Company in connection with or as a result of its acting as a Dealer Manager or rendering financial advisory services in connection with the Tender Offer or that arise in connection with any other matter referred to in this agreement, except, however, that the Company shall not be obligated to indemnify and hold harmless a Dealer Manager to the extent that any such losses, damages, liabilities or claims referred to in this clause (ii) were finally judicially determined to have resulted from the gross negligence or bad faith of such Dealer Manager in performing the services that are the subject of this agreement.  In the event that either Dealer Manager becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company in connection with any matter referred to in this agreement, the Company agrees periodically to reimburse such Dealer Manager for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.  The Company also agrees that neither Dealer Manager nor any of its affiliates, nor any partners, directors, officers, agents, employees or controlling persons (if any), as the case may be, of either Dealer Manager or any of its affiliates, shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with any matter referred to in this agreement except that each Dealer Manager, severally and not jointly, shall be liable to the extent that any loss, damage, expense, liability or claim incurred by the Company was finally judicially determined to have resulted from the gross negligence or bad faith of such Dealer Manager in performing the services that are the subject of this agreement.

(b)                                 Promptly after receipt by either Dealer Manager of notice of its involvement in any action, proceeding or investigation, it shall, if a claim in respect thereof is to be made against the Company under subsection (a) of this Section 7, notify the Company in writing of such involvement, but the failure to so notify the Company shall not relieve it from any liability which it may otherwise have to such Dealer Manager under subsection (a) of this Section 7 except to the extent that the Company did not otherwise know of such matter and suffers actual prejudice as a result of such failure, and in no event shall such failure relieve the Company from any obligation to provide reimbursement and contribution to such Dealer Manager.  In case any such action shall be brought against a Dealer Manager and such Dealer Manager shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Dealer Manager (who shall not, except with such Dealer Manager’s consent, be counsel to the Company), and, after notice from the Company to such Dealer Manager of its election so to assume the defense thereof, the Company shall not be liable to such Dealer Manager under such subsection for any legal expenses of other counsel or any other expenses (other than for which the indemnified party is entitled to be indemnified hereunder), in each case subsequently incurred by such Dealer Manager, in connection with the defense thereof other than reasonable costs of investigation.  The Company shall not, without such Dealer Manager’s written consent, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such Dealer Manager is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release from all liability arising out of such action or claim for each Dealer Manager and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by any Dealer Manager or on behalf of any Dealer Manager.  The Company shall not be required to indemnify any Dealer Manager for any amount paid or payable by any Dealer Manager in the settlement or compromise of, or entry into any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder without the written consent of the Company, which consent shall not be unreasonably withheld.

(c)                                  Notwithstanding the foregoing, each Dealer Manager shall have the right to employ its own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at your expense unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, (ii) the Company shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such Dealer Manager and the Company (or the Company has assumed the defense of such action), and such Dealer Manager shall have reasonably concluded that there may be defenses available to such Dealer Manager that are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on such Dealer Manager’s behalf).

(d)                                 If for any reason the indemnification provided for in subsection (a) of this Section 7 is unavailable or insufficient to hold either Dealer Manager harmless, then the Company shall contribute to the amount paid or payable by such Dealer Manager as a result of such loss, damage, expense, liability or claim (or action in respect thereof) referred to therein in such proportion as is appropriate to reflect the relative benefits of the Company and its stockholders on the one hand and you on the other hand in the matters contemplated by this agreement as well as the relative fault of the Company and such Dealer Manager with respect to such loss, damage, expense, liability or claim (or action in respect thereof) and any other relevant equitable considerations.  The relative benefits of the Company and its stockholders on the one hand and a Dealer Manager on the other hand in the matters contemplated by this agreement shall be deemed to be in the same proportion as the maximum aggregate value of the consideration proposed to be paid by the Company to acquire Securities pursuant to the Tender Offer bears to the maximum aggregate fee proposed to be paid to such Dealer Manager pursuant to Section 4(a) of this agreement as a result of such acquisition of Securities.  The relative fault of the Company and a Dealer Manager shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Company and its affiliates or such Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and each Dealer Manager agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d).  Notwithstanding the foregoing, no Dealer Manager shall be obligated to contribute any amount hereunder that exceeds the amount of the fees received by such Dealer Manager pursuant to this agreement.

(e)                                  The agreements contained in Section 4 and in this Section 7 and the representations and warranties of the Company set forth in Section 5 hereof shall survive any termination or cancellation of this agreement, any completion of the engagement provided by this agreement, any investigation made by or on behalf of any Dealer Manager, any of their respective officers or partners or any person controlling any Dealer Manager, any termination or expiration of the Tender Offer and any acquisition of Securities, whether pursuant to the Tender Offer or otherwise.

(f)                                    The reimbursement, indemnity and contribution obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have, shall extend upon the same terms and conditions to each Dealer Manager’s affiliates and the partners, directors, officers, agents, employees and controlling persons (if any), as the case may be, of each Dealer Manager and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, each Dealer Manager, any such affiliate and any such other person referred to above.

8.  Termination

(a)                                  Subject to Section 7 hereof, this agreement shall automatically terminate upon the consummation, expiration, termination or withdrawal of the Tender Offer.

(b)                                 In addition, the services of any Dealer Manager may be terminated by such Dealer Manager, or the services of all (but not less than all) Dealer Managers may be terminated by the Company, at any time upon prior written notice by the terminating party to the other parties hereto without liability or continuing obligation (except as otherwise set forth herein) of (i) the Company or any Dealer Manager in the event the services of all Dealer Managers are terminated or (ii) the terminating Dealer Manager and the other parties hereto in respect of any such terminating Dealer Manager. Notwithstanding any termination (other than a termination by a Dealer Manager without cause), each Dealer Manager shall be entitled to any fees and expenses payable to such Dealer Manager pursuant to this agreement. In addition, if at any time prior to the expiration of 180 days following such termination by the Company without cause, the Company consummates, or enter into a definitive agreement with one or more other dealer managers that subsequently results in the consummation of, a tender offer with respect to the Securities, the Company will pay the Dealer Managers the fees specified herein with respect to any Securities purchased in such transaction.

(c)                                  Notwithstanding anything herein to the contrary, the agreements contained in Sections 4 and 7 hereof shall survive any termination or cancellation of this agreement, any completion of the engagement provided by this agreement, any investigation made by or on behalf of you, any of your officers or partners or any person controlling you, any termination or expiration of the Tender Offer and any acquisition of Securities, whether pursuant to the Tender Offer or otherwise.

9.  Miscellaneous

(a)                                  This agreement is made solely for the benefit of you, the Company and any partner, director, officer, agent, employee, controlling person or affiliate referred to in Section 7 hereof, and their respective successors, assigns, and legal representatives, and no other person shall acquire or have any right under or by virtue of this agreement.

(b)                                 In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

(c)                                  Except as otherwise expressly provided in this agreement, whenever notice is required by the provisions of this agreement to be given to (i) the Company, such notice shall be in writing addressed c/o the Company at 35 South Service Road, P.O. Box 6022, Plainview, New York 11803, Attention: Chief Financial Officer, with a copy to Michael R. Littenberg at Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022; and (ii) you, such notice shall be in writing addressed to you, Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, New York 10010, facsimile number (212) 325-4296, Attention: IBD Legal; Goldman, Sachs & Co. at 200 West Street, New York, New York 10282-2198, facsimile number (212) 902-3000, Attention: Registration Department; and with a copy to Senet Bischoff at Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022.

(d)                                 This agreement contains the entire understanding of the parties with respect to your acting as Dealer Managers for the Tender Offer, superseding any prior agreements with respect thereto and may not be modified or amended except in writing executed by the parties hereto.  This agreement may be executed in any number of separate counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.  Facsimile signatures on counterparts of this agreement are authorized, and will have the same effect as though the facsimile signatures were original executions, and this agreement will be deemed executed by a party when a signature page, or facsimile of a signature page, executed by that party is transmitted to each of the other parties or as they have directed.

(e)                                  THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either your engagement or any matter referred to in this agreement is hereby waived by the parties hereto.  The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

(f)                                    The Company hereby acknowledges and agrees that (i) the transactions contemplated by this agreement were negotiated at arm’s length between sophisticated parties represented by counsel, (ii) no fiduciary or agency relationship between the Company on the one hand, and any of the Dealer Managers on the other hand has been created as a result of any of the transactions contemplated by this agreement or the process leading to such transactions, irrespective of whether any of the Dealer Managers have advised or is advising the Company on other matters, (iii) the obligations of each Dealer Manager to the Company in respect of the Tender Offer are set forth in this agreement in their entirety and (iv) the Company has obtained such legal, tax and accounting advice as it deems appropriate with respect to this agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and the Company is not relying on any Dealer Manager with respect to any such matters.  The Company hereby agrees that it will not claim that any Dealer Manager owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

(g)                                 The Dealer Managers do not provide accounting, tax or legal advice.  The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Dealer Managers imposing any limitation of any kind.

Please sign and return to us a duplicate of this letter, whereupon it will become a binding agreement.

Very truly yours,

Aeroflex Incorporated

By:	/s/ Charles Badlato
Name: Charles Badlato
Title: VP—Treasurer

The undersigned hereby confirms that the foregoing letter, as of the date thereof, correctly sets forth the agreement between the Company and the undersigned.

Credit Suisse Securities (USA) LLC

By:	/s/ Timothy Lu
Name: Timothy Lu
Title: Managing Director

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Schedule 1

Dealer Manager Fees Allocation

Dealer Manager	Percentage of Tender Fee

Credit Suisse Securities (USA) LLC	50%
Goldman, Sachs & Co.	50%

Total	100%